EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value, preferred stock, without par value, and warrants to purchase common stock of Symix Systems, Inc., an Ohio corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

MORGAN STANLEY DEAN WITTER & CO.                          MORGAN STANLEY DEAN WITTER VENTURE
                                                          PARTNERS IV, L.P.

By: Stephanie Holmes                                      By   MSDW Venture Partners IV, L.L.C.
   -----------------------------                                its General Partner
Name:  Stephanie Holmes
Title: Authorized Signatory
                                                          By   MSDW Venture Partners IV, Inc.
                                                               its Member

MSDW VENTURE PARTNERS IV, INC.                            By   /s/ Debra Abramovitz
                                                            ---------------------------------
                                                          Name:  Debra Abramovitz
By:  /s/ Debra Abramovitz                                 Title: Principal
   ---------------------------------
Name:  Debra Abramovitz
Title: Principal

MSDW VENTURE PARTNERS IV, L.L.C.                          MORGAN STANLEY DEAN WITTER VENTURE
                                                          INVESTORS IV, L.P.
By:  MSDW Venture Partners IV, Inc.
          its Member                                      By   MSDW Venture Partners IV, L.L.C.
                                                                    its General Partner
By:  /s/ Debra Abramovitz
  ----------------------------------
Name:  Debra Abramovitz                                   By   MSDW Venture Partners IV, Inc.
Title: Principal                                                   its Member

                                                          By   /s/ Debra Abramovitz
                                                            ---------------------------------
                                                          Name:   Debra Abramovitz
                                                          Title:  Principal

MORGAN STANLEY DEAN WITTER EQUITY                         MORGAN STANLEY DEAN WITTER VENTURE
     FUNDING, INC.                                             OFFSHORE INVESTORS IV, L.P.

By:  /s/ Thomas Clayton                                   By   MSDW Venture Partners IV, L.L.C.
   ---------------------------------                                its General Partner
Name:     Thomas Clayton
Title:    Vice President
                                                          By   MSDW Venture Partners IV, Inc.
                                                                    its Member

                                                          By   /s/ Debra Abramovitz
                                                            ---------------------------------
                                                          Name:  Debra Abramovitz
                                                          Title: Principal


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